UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 27, 1999


                            SCHICK TECHNOLOGIES, INC.

             (Exact Name of Registrant as Specified in its Charter)


State of Delaware                   000-22673                11-3374812
(State or other jurisdiction        (Commission              (IRS Employer
of incorporation)                   File Number)             Identification No.)


                                31-00 47th Avenue
                        Long Island City, New York 11101

               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (718) 937-5765


                       (Former Name or Former Address, if
                           Changed Since Last Report)

ITEM 1. Changes in Control of Registrant.

     (b) The arrangement described in Item 5 of this Form 8-K may result in a change in control of the Registrant.

ITEM 2. Acquisition or Disposition of Assets.

     The disposition by the Registrant of 468,000 shares of common stock of Photobit Corp. is described in Item 5 of this Form 8-K.

ITEM 5. Other Events.

     On December 27, 1999, the Registrant entered into a Loan Agreement (the "Loan Agreement," filed as Exhibit 1 hereto) by and between the Registrant, Schick Technologies, Inc. (a New York corporation), a wholly-owned subsidiary of Registrant, and Greystone Funding Corporation (a Virginia Corporation) ("Greystone") . The Loan Agreement provides for the establishment of a credit facility for the Registrant in the maximum amount of $7.5 million (the "Line of Credit"), bearing an interest rate of ten percent (10%) per annum. The Line of Credit must be repaid in full on the earlier of (a) the first date on which the Registrant shall have received, in the aggregate, $12,500,000.00 or more from equity and/or debt financings consummated subsequent to the date of the Loan Agreement, or (b) December 27, 2004.

     Greystone's obligation to make advances under the Line of Credit are dependent upon certain conditions, including the written consent by Registrant's senior lender to the creation of a second lien on certain of Registrant's assets on or before February 15, 2000; the development and commencement by Registrant of a restructuring plan; and, if deemed necessary by the Registrant's Board of Directors, the receipt of an opinion from an investment banking firm on or before February 15, 2000 to the effect that the transactions contemplated by the Loan Agreement are fair to Registrant's stockholders from a financial point of view, or a written waiver of such fairness opinion from the Registrant.

     Additionally, the Loan Agreement requires the Registrant to present a proposal at the next annual stockholders' meeting, for a vote by its stockholders to increase the number of shares authorized under the Registrant's 1996 Employee Stock Option Plan or to establish a new stock option plan to authorize options to purchase an additional 750,000 shares of Common Stock (the "Stock Option Proposal").

     In connection with the Loan Agreement, the Registrant increased the size of its Board of Directors from three to five directors. Two individuals designated by Greystone, Messrs. Jeffrey T. Slovin and Robert R. Barolak, were then appointed by the Registrant's Board of Directors to fill the two vacant seats. Mr. Slovin has also been appointed President of the Registrant. In addition, Greystone will have the right to designate additional members of the Registrant's Board of Directors based on the amount advanced to Registrant under the Line of Credit. If Greystone advances more than $6,000,000 to Registrant under the Line of Credit, Greystone will be entitled to appoint a majority of the seats on the Board of Directors.

     Pursuant to the Loan Agreement, and to induce Greystone to enter into said Agreement, the Registrant agreed to issue to Greystone, or its designees, warrants to purchase 3,000,000 shares of Registrant's Common Stock at an exercise price of $0.75 per share. The Loan Agreement also provides for the Registrant to issue to Greystone, or its designees, warrants to purchase two shares of Common Stock for each dollar advanced under the credit facility once more than $1,000,000 has been advanced.

     In connection with, and as a condition to, the Loan Agreement, on December 27, 1999 the Registrant, David B. Schick, Chief Executive Officer and a Director of Registrant, Allen Schick, father of David B. Schick and a Director of Registrant, and Greystone entered into a Stockholders' Agreement (the "Stockholders Agreement") dated as of December 27, 1999 (which is filed as
Exhibit 2 hereto) (David B. Schick and Allen Schick are collectively referred to herein as the "Stockholders") pursuant to which, among other things, (i) the Stockholders agree to vote shares of the Registrant's Common Stock which they or family members or certain affiliates own or which the Stockholders control (the "Stockholder Shares") as necessary to cause the Registrant's Board of Directors (the "Board") to consist of a minimum of six members or such other number as required by the Loan Agreement; (ii) the Stockholders agree to vote the Stockholder Shares in favor of the election or reelection of designees of Greystone for the number of seats on the Board (initially two) as provided in the Loan Agreement; (iii) the Stockholders agree to take action and vote to appoint a Greystone designee to fill any vacancy on the Board by reason of the death, resignation or removal of a Greystone designee; (iv) the Stockholders agree not to vote Stockholder Shares to remove a Greystone designee from the Board; (v) each Stockholder who is a director of the Registrant agrees, in his capacity as director (and subject to his fiduciary duties), to cause Jeffrey Slovin to hold the office of President of the Registrant and to vote as provided in clauses (i) through (iv) above, as well as to vote to elect or reelect (and not vote to remove) individuals appointed by Greystone to the audit committee and compensation committee of the Board, as provided in the Loan Agreement. The Stockholders have also agreed to vote all of their respective Stockholder Shares in favor of the Stock Option Proposal and in favor of a proposal to increase the number of Registrant's authorized shares.

     In addition, the Registrant and Greystone entered into a Stock Purchase Agreement (the "Stock Purchase Agreement," filed as Exhibit 3 hereto), pursuant to which Greystone purchased from the Registrant 468,000 shares of capital stock of Photobit Corporation ("Photobit") which were owned by the Registrant, at a price of $4.00 per share, for a total purchase price of one million eight hundred seventy-two thousand dollars ($1,872,000.00), which price was negotiated by the parties. The purchase price was payable as follows : (a) immediate payment of the aggregate sum of one million dollars ($1,000,000.00); and (b) immediate delivery of Greystone's fully-executed promissory note in the aggregate principal amount of eight hundred seventy-two thousand dollars ($872,000.00). The sale of the Photobit stock is subject to a right of first refusal held by Photobit and its founders. In the event that Photobit or its founders choose to exercise their respective rights of first refusal, in whole or in part, Greystone has agreed to sell the Photobit stock subject to such exercise to the exercising parties.

     Pursuant to the Stock Purchase Agreement, and to induce Greystone to enter into said Agreement, the Registrant agreed to issue to Greystone, or its designees, warrants to purchase 2,000,000 shares of Common Stock at an exercise price of $0.75 per share.

     On December 27, 1999, the Registrant issued a total of 5,000,000 warrants in connection with the transactions described herein, as follows : (i) the Registrant issued to Greystone warrants to purchase 2,850,000 shares of Common Stock pursuant to the Loan Agreement and warrants to purchase 1,900,000 shares of Common Stock pursuant to the Stock Purchase Agreement; and (ii) Greystone directed the Registrant to issue to Greystone's designee, Jeffrey T. Slovin, warrants to purchase 150,000 shares that Greystone was due to receive pursuant to the

Loan Agreement and warrants to purchase 100,000 shares that it was due to receive pursuant to the Stock Purchase Agreement.

     The number of shares of the Registrant's Common Stock deliverable upon exercise of the warrants issued or to be issued to Greystone or its designees under the Loan Agreement and/or Stock Purchase Agreement (collectively, the "Warrants"), and the exercise price thereof, are subject to adjustment as provided in the form of Warrant Certificate (filed as Exhibit 4 hereto). The Warrants expire as of 5:00 p.m. on December 27, 2006.

     The Warrants issued to Greystone pursuant to the Stock Purchase Agreement will be returned to the Registrant in the event that its senior lender does not consent to the creation of a second lien on certain of Registrant's assets on or before February 15, 2000. In addition, under certain circumstances, Greystone may be required to return certain of the warrants issued to it under the Loan Agreement if it refuses to make advances under the Line of Credit.


ITEM 7. Financial Statements, Pro Forma Financial Information And Exhibits.

     (c) Exhibits.

Exhibit 1 Loan Agreement, dated December 27, 1999, by and between Schick Technologies, Inc., a Delaware corporation, Schick Technologies, Inc., a New York corporation, and Greystone Funding Corporation ("Greystone"), a Virginia corporation.

Exhibit 2 Stockholders' Agreement, dated December 27, 1999, by and between Schick Technologies, Inc., a Delaware corporation, David B. Schick, Allen Schick and Greystone.

Exhibit 3 Stock Purchase Agreement, dated December 27, 1999, by and between Schick Technologies, Inc., a Delaware corporation, and Greystone.

Exhibit 4 Form of Warrant Certificate Issued to Greystone to Purchase Shares of Common Stock of Schick Technologies, Inc., a Delaware corporation.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                SCHICK TECHNOLOGIES, INC.
                                                -------------------------
                                                       (Registrant)



Date: January 11, 2000                 By: /s/  David B. Schick

                                                David B. Schick
                                                Chief Executive Officer